Exhibit (10)(a)(ix)

                               COLLATERAL PATENT,
                   TRADEMARK, COPYRIGHT AND LICENSE ASSIGNMENT


      THIS COLLATERAL PATENT, TRADEMARK, COPYRIGHT AND LICENSE ASSIGNMENT ("Assignment") made as of October 30, 1996, by Hauppauge Record Manufacturing Ltd., a New York corporation (the "Assignor"), with a mailing address at 15 Gilpin Avenue, Hauppauge, New York 11788, to American National Bank and Trust Company of Chicago (the "Assignee") with a mailing address at 33 North LaSalle Street, Chicago, Illinois 60690.

                              W I T N E S S E T H:

      WHEREAS, Assignor has entered into that certain Amended and Restated Loan and Security Agreement dated as of October 30, 1996 (as amended, modified or supplemented from time to time, the "Loan Agreement") with Assignee; and

      WHEREAS, it is a condition to the effectiveness of the Loan Agreement and any extensions of credit to or for the benefit of the Assignor thereunder that, among other things, Assignor execute and deliver to Assignee this Assignment;

      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

      1. Incorporation of Loan Agreement. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. Terms used herein which are not defined herein but are defined in the Loan Agreement shall have the meanings ascribed to them therein.

      2. Collateral Assignment of Patents, Trademarks, Copyrights and Licenses. To secure the complete and timely satisfaction of all of the Liabilities, the Assignor hereby mortgages, pledges and assigns to Assignee, as and by way of a mortgage and security interest having priority over all other security interests, with power of sale upon the occurrence of a Default, and grants Assignee a security interest in, all of Assignor's right, title and interest in and to all of the following, whether now existing or hereafter arising:

      (i) patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, and those patents and patent applications listed on Schedule A attached hereto and made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a) through (d), inclusive, in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Patents");

      (ii) all service marks, trademarks, trademark or service mark registrations, trademark or service mark applications, trade names, copyrights, copyright registrations and copyright applications including, without limitation, the trademarks, service marks, copyrights and applications listed on Schedule B attached hereto and made a part hereof, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing service marks, trademarks, registrations, applications and trade names, together with the items described in clauses (a) through (d), inclusive, with respect thereto in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Marks" and all of the foregoing copyrights, copyright registrations and copyright applications, together with the items described in clauses (a) through (d), inclusive, in which Assignor now or hereafter has any right, title or interest are sometimes hereinafter individually and/or collectively referred to as the "Copyrights");

      (iii) all Assignor's rights and obligations pursuant to its license agreements with any other Person or Persons with respect to any Patents, Marks and Copyrights, whether Assignor is a licensor or licensee under any such license agreements, including, without limitation, the licenses listed on Schedule C attached hereto and made a part hereof, and, subject to the terms of such licenses, the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter owned by the Assignor and now or hereafter covered by such licenses (all of the foregoing is hereinafter referred to collectively as the "Licenses"); and

      (iv) the goodwill of Assignor's business connected with and symbolized by the Marks;


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

provided, however, that there shall be excluded from the foregoing collateral assignment and grant of a security interest any of the existing Licenses to which Assignor is a licensee (and any Patents, Marks and Copyrights currently licensed by others to Assignor pursuant to such Licenses) in each case to the extent (but only to the extent) that the applicable License lawfully prohibits such collateral assignment or grant of a security interest; provided further, however, that , upon Assignee's request, Assignor will use its best efforts to obtain any consent needed to subject any such property to this collateral assignment and grant of a security interest.

      3. Restrictions on Future Agreements. Assignor agrees and covenants that until the Liabilities shall have been satisfied in full and the Loan Agreement shall have been terminated, Assignor will not, without Assignee's prior written consent, take any action or enter into any agreement, including, without limitation entering into any license agreement, which is inconsistent with Assignor's obligations under this Assignment, and Assignor further agrees and covenants that without Assignee's prior written consent it will not take any action, or permit any action to be taken by others subject to its control, including its licensees, or fail to take any action which would affect the validity or enforcement or nature of the rights transferred to Assignee under this Assignment. Assignor agrees and covenants not to sell or assign its interest in, or grant any license under, the Patents, Marks, Copyrights or Licenses, without receiving the prior written consent of Assignee thereto.

      4. Certain Covenants, Representations and Warranties of Assignor. Assignor covenants, represents and warrants (to the best of Assignor's knowledge with respect to any Patents, Marks and Copyrights which are licensed by third parties to Assignor) that: (i) the Patents, Marks, Copyrights and Licenses are subsisting, have not been adjudged invalid or unenforceable in whole or in part, and, to the best of Assignor's knowledge, are not currently being challenged in any way; (ii) none of the Patents, Marks, Copyrights and Licenses have lapsed or expired or have been abandoned, whether due to any failure to pay any maintenance or other fees or make any filing or otherwise; (iii) each of the Patents, Marks, Copyrights and Licenses is valid and enforceable and Assignor is unaware of any invalidating prior art (including public uses and sales) relative to the Patents, and is unaware of any impairments to the Patents, Marks, Copyrights or Licenses which would have a material adverse effect on the validity and/or enforceability of the Patents,


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

Marks, Copyrights or Licenses; (iv) to the best of Assignor's knowledge, no claim has been made that the use of any of the Patents, Marks, Copyrights or Licenses constitutes an infringement; (v) Assignor owns the entire right, title and interest in and to each of the Patents, Marks and Copyrights (other than those being licensed to Assignor pursuant to the Licenses) free and clear of any Liens and encumbrances of every kind and nature, and the Licenses are valid and subsisting licenses with respect to the Patents, Marks, Copyrights described therein, free and clear of any Liens and encumbrances of every kind and nature arising by, through or under Assignor, in each case except for (A) rights granted by Assignor pursuant to the applicable licenses listed on Schedule C, and (B) Liens and encumbrances in favor of Assignee pursuant to this Agreement or the other Financing Agreements; (vi) the Patents, Marks and Copyrights and Licenses listed on Schedules A, B and C, respectively, constitute all such items in which Assignor has any right, title or interest; (vii) Assignor has the unqualified right to enter into this Agreement and perform its terms; (viii) Assignor will continue to use proper statutory notice in connection with its use of the Patents, Marks and Copyrights; ality in its manufacture of products sold under the Marks consistent with those currently employed by it.

      5. New Patents, Marks, Copyrights and Licenses. If, before the Liabilities shall have been satisfied in full and the Loan Agreement shall have been terminated, Assignor shall (i) obtain rights to any new patentable inventions, trademarks, service marks, trademark or service mark registrations, copyrights, copyright registrations, trade names or licenses, or (ii) become entitled to the benefit of any patent, trademark or service mark application, trademark, service mark, trademark or service mark registration, copyrights, copyright registrations, license or license renewal, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Section 2 above shall automatically apply thereto and Assignor shall give to Assignee prompt written notice thereof. Assignor hereby authorizes Assignee to modify this Assignment by noting any future acquired Patents, Marks, Copyrights on Schedule A or B and any Licenses and licensed Patents, Marks or Copyrights on Schedule C, as applicable; provided, however, that the failure of Assignee to make any such notation shall not limit or affect the obligations of Assignor or rights of Assignee hereunder.

      6. Royalties; Terms. Assignor hereby agrees that the use by Assignee of all Patents, Marks, Copyrights and Licenses as described above shall be worldwide (or in the case of the Patents, Marks and Copyrights licensed to Assignor such smaller geographic location if any is specified for Assignor's use in the applicable License) and without any liability for royalties or other related charges from Assignee to Assignor. The term of the assignments granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Marks, Copyrights and Licenses assigned hereunder, or (ii) satisfaction in full of the Liabilities and termination of the Loan Agreement.

      7. Grant of License to the Assignor. Unless and until a Default shall have occurred and notice given as provided in the following sentence, Assignee hereby grants to Assignor (but only to the extent the same was lawfully granted to Assignee by Assignor pursuant to this Agreement) the royalty-free, exclusive, nontransferable right and license


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

for Assignor's own benefit and account and no other to use the Marks and all materials covered by the Copyrights, to exercise Assignee's rights under the Licenses, and to make, have made, use and sell products conforming to the inventions disclosed and claimed in the Patents for Assignor's own benefit and account and for none other. Assignor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Assignor in this
Section 7 without the prior written consent of Assignee. From and after the occurrence of a Default and notice to such effect from the Assignee to the Assignor, Assignor's license with respect to the Patents, Marks, Copyrights and Licenses as set forth in this Section 7 shall terminate forthwith.

      8. Assignee's Right to Inspect. Assignee shall have the right, at any time and from time to time, to inspect Assignor's premises and to examine Assignor's books, records and operations, including, without limitation, Assignor's quality control processes. From and after the occurrence of a Default and notice by Assignee to Assignor of Assignee's intention to enforce its rights and claims against any of the Patents, Marks, Copyrights and Licenses, Assignor agrees that Assignee, or a conservator appointed by Assignee, shall have the right to establish such additional product quality controls as Assignee or said conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Assignor under the Marks consistent with the quality of products now manufactured by Assignor.

      9. Termination of the Assignor's Security Interest. This Assignment is made for collateral purposes only. Upon satisfaction in full of the Liabilities and termination of the Loan Agreement, subject to any disposition thereof which may have been made by Assignee pursuant hereto or pursuant to any of the other Financing Agreements, title to the Patents, Marks, Copyrights and Licenses shall automatically revert to Assignor. Assignee shall, at Assignor's expense, execute and deliver to Assignor all termination statements and other instruments as may be necessary or proper to terminate Assignee's security interest in, and to revest in Assignor all right, title and interest in and to, the Patents, Marks, Copyrights, and Licenses transferred to Assignee pursuant to this Assignment, subject to any disposition thereof which may have been made by Assignee pursuant hereto or pursuant to any of the other Financing Agreements. Any such termination statements and instruments shall be without recourse upon or warranty by Assignee.

      10. Duties of the Assignor. Assignor shall have the duty (i) to prosecute diligently any patent application of the Patents, any application respecting the Marks, and any copyright application of the Copyrights pending as of the date hereof or thereafter, (ii) to make application on unpatented but patentable inventions and on registerable but unregistered trademarks, service marks and copyrights, and (iii) to preserve, maintain and


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

enforce against infringement all rights in patent applications and patents constituting the Patents, in trademark or service mark applications, trademarks, service marks, and trademark or service mark registrations constituting the Marks, and in copyright applications, copyrights and copyright registrations constituting the Copyrights. Any expenses incurred in connection with the foregoing shall be borne by Assignor. Assignor shall not abandon any pending patent application, trademark application, copyright application, service mark application, patent, trademark, service mark or copyright without the written consent of Assignee.

      11. Assignee's Right to Sue. From and after the occurrence of a Default, Assignee shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, the Marks, the Copyrights and the Licenses, and any licenses thereunder, and, if Assignee shall commence any such suit, Assignor shall, at the request of Assignee, do any and all lawful acts and execute any and all proper documents required by Assignee in aid of such enforcement, and Assignor shall promptly, upon demand, reimburse and indemnify Assignee for all costs and expenses incurred by Assignee in the exercise of its rights under this Section 11.

      12. Waivers. No course of dealing between Assignor and Assignee, nor any failure to exercise, nor any delay in exercising, on the part of Assignee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      13. Severability. The provisions of this Assignment are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Assignment in any jurisdiction.

      14. Modification. This Assignment cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the parties hereto.

      15. Further Assurances. Assignor shall execute and deliver to Assignee, at any time or times hereafter at the request of Assignee, all papers (including, without limitation, any as may be deemed desirable by Assignee for filing or recording with any Patent and Trademark Office, and any successor thereto) and take all such actions (including, without limitation, paying the cost of filing or recording any of the foregoing


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

in all public offices reasonably deemed desirable by Assignee), as Assignee may request, to evidence Assignee's interest in the Patents, Marks, Copyrights and Licenses and the goodwill associated therewith and enforce Assignee's rights under this Assignment.

      16. Cumulative Remedies; Power of Attorney; Effect on Loan Documents. All of Assignee's rights and remedies with respect to the Patents, Marks, Copyrights and Licenses, whether established hereby, by any of the Financing Agreements or otherwise, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Assignor hereby constitutes and appoints Assignee as Assignor's true and lawful attorney-in-fact, with full power of substitution in the premises, with power at any time after the occurrence of Default, to (i) endorse Assignor's name on all applications, documents, papers and instruments determined by Assignee in its sole discretion as necessary or desirable for Assignee in the use of the Patents, Marks, Copyrights and Licenses, (ii) take any other actions with respect to the Patents, Marks, Copyrights and Licenses as Assignee deems in Good Faith to be in the best interest of Assignee, (iii) grant or issue any exclusive or non-exclusive license under the Patents, Marks or Copyrights to any Person, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Marks, Copyrights or Licenses to any Person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until the Liabilities shall have been satisfied in full and the Loan Agreement shall have been terminated. Assignor acknowledges and agrees that this Assignment is not intended to limit or restrict in any way the rights and remedies of Assignee under the Loan Agreement or any of the Financing Agreements but rather is intended to facilitate the exercise of such rights and remedies. Assignee shall have, in addition to all other rights and remedies given it by the terms of this Assignment, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Marks, Copyrights or Licenses may be enforced. Assignor hereby releases the Assignee from any and all claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Assignee under the powers of attorney granted herein.

      17. Binding Effect; Benefits. This Assignment shall be binding upon the Assignor and its respective successors and assigns and shall inure to the benefit of Assignee and its respective successors, assigns and nominees.

      18. Governing Law. This Assignment shall be deemed to have been executed and delivered in Chicago, Illinois, and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of Illinois.


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

      WITNESS the due execution hereof as of the date first above written.


                        HAUPPAUGE RECORD MANUFACTURING LTD.


                        By:  /s/ George Fishman
                           ----------------------------------
                        Title: Chief Executive Officer
                              -------------------------------


(SEAL)

Attest:

AMERICAN NATIONAL BANK AND
  TRUST COMPANY OF CHICAGO

By: /s/ Catherine Saccany
   ---------------------------------
Title:  Vice President
      ------------------------------


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